Verano Announces Second Quarter 2025 Financial Results
CHICAGO, August 7, 2025 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the second quarter ended June 30, 2025, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
Second Quarter 2025 Financial Highlights

	For the Three Months Ended,
($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Revenues, net of Discounts	202,272	209,809	222,390
Gross Profit	112,984	99,581	114,340
Income from Operations	26,211	15,002	27,266
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(19,150)	(11,515)	(21,764)
Adjusted EBITDA[1]	66,153	54,398	70,599
Second Quarter 2025 Financial Highlights
•Revenues, net of discounts, of $202 million.
•Gross profit of $113 million or 56% of revenue.
•SG&A expenses of $86 million or 43% of revenue.
•Net Loss of $(19) million or (9)% of revenue.
•Adjusted EBITDA1 of $66 million or 33% of revenue.
•Net cash provided by operating activities of $11 million.
•Capital expenditures of $10 million.
Management Commentary
“I am proud of the progress we made during the quarter to strengthen our foundation and advance key priorities, including streamlining our operations and improving margins,” said George Archos, Verano Chairman and Chief Executive Officer. “Throughout the quarter, we generated more efficient and productive cultivation yields, delivered new product innovation, and improved retail performance in several key markets.”

Archos concluded: “As we focus on improving our wholesale business and accounts receivable strategy, given our pipeline of new store openings and product innovation, and our ongoing efficiency efforts, we anticipate a stronger second half of 2025 for Verano, and look forward to advancing key initiatives throughout the remainder of the year.”

Second Quarter 2025 Financial Overview
Revenues, net of discounts, for the second quarter 2025 were $202 million, down from $222 million for the second quarter of 2024, and down from $210 million for the first quarter of 2025. The decrease in revenue for the second quarter 2025 compared to the second quarter 2024 was driven primarily by ongoing price compression, competition, and impacts from the Company's wholesale accounts receivable strategy, which was partially offset by positive results in Ohio, strong sales in Florida, and contributions from operations acquired from The Cannabist Company Holdings Inc. (“Cannabist”) in the third quarter of 2024.
Gross profit for the second quarter 2025 was $113 million or 56% of revenue, down from $114 million or 51% of revenue for the second quarter 2024, and up from $100 million or 47% of revenue for the first quarter 2025. The decrease in gross profit for the second quarter 2025 compared to the second quarter 2024 was due to overall top line revenue declines and increased promotional activity, partially offset by more efficient harvests from expanded cultivation facilities.
SG&A expenses for the second quarter 2025 were $86 million or 43% of revenue, down from $87 million or 39% of revenue for the second quarter 2024, and up from $85 million or 40% of revenue for the first quarter 2025. The decrease in SG&A expenses for the second quarter 2025 compared to the second quarter 2024 was driven primarily by a decrease in depreciation and amortization and ongoing efficiencies generated across the business.
Net loss for the second quarter 2025 was $(19) million or (9)% of revenue, versus $(22) million or (10)% of revenue in the second quarter 2024. The decrease in net loss for the second quarter 2025 compared to the second quarter 2024 was primarily driven by an overall decrease in other income (expense), partially offset by an increase in the provision for income taxes compared to the prior year period.
Adjusted EBITDA1 for the second quarter 2025 was $66 million or 33% of revenue.
Net cash provided by operating activities for the second quarter 2025 was $11 million, up from $8 million for the second quarter 2024, which was primarily attributable to operational efficiencies and a decrease in income tax payments made compared to the prior year period.
Capital expenditures for the second quarter 2025 were $10 million, down from $19 million for the second quarter 2024, and down from $14 million in the first quarter 2025. The decrease in capital expenditures was driven by achieving greater efficiencies across the Company's cultivation and production facilities.
Second Quarter 2025 Operational Highlights
•Promoted and appointed Richard Tarapchak as Chief Financial Officer.
•Expanded the Company's retail footprint by opening the following new dispensaries:
◦MÜV™ New Smyrna Beach, the Company's 81st dispensary in Florida; and
◦Zen Leaf™ Ashford and Zen Leaf™ Enfield, elevating the Company's Connecticut retail operations to seven dispensaries statewide.
•Announced an exclusive partnership with Grow Sciences, an award-winning cultivator of elite genetics in craft cannabis formats, to launch their suite of flower and extract products in the Illinois market.
•Introduced an innovative bodega-style retail experience at Zen Leaf Cave Creek in Phoenix, Arizona, featuring one of the largest assortments of directly accessible cannabis products in the U.S.
Subsequent Operational Highlights
•Promoted and appointed James Leventis as Chief Strategy and Compliance Officer in July.
•Current operations span 13 states, comprised of 157 dispensaries and 15 production facilities with more than 1.1 million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of June 30, 2025, the Company’s current assets were $371 million, including cash and cash equivalents of $69 million. The Company had working capital of $224 million and total debt, net of issuance costs, of $403 million.
The Company’s total Class A subordinate voting shares outstanding was 361,779,913 as of June 30, 2025.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for August 7, 2025 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.
•Investors and participants can register in advance for the call by visiting: https://register-conf.media-server.com/register/BIe03c5bf6444142a68b7c5c47d0042813
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On August 7, 2025, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/3ifjh87k
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.

_________________________
1Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to Adjusted EBITDA is net income (loss) and the most directly comparable measure to Adjusted EBITDA Margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) Adjusted EBITDA to U.S. GAAP net income (loss) and (ii) Adjusted EBITDA Margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization and Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items and Adjusted EBITDA Margin as net income (loss) before net interest expense, income tax expense, depreciation and amortization and exclusion of certain one-time extraordinary items as a percentage of revenue. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

	For the Three Months Ended,
($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Revenues, net of Discounts	$202,272	$209,809	$222,390
Cost of Goods Sold, net	89,288	110,228	108,050
Gross Profit	$112,984	$99,581	$114,340
Gross Profit %	56%	47%	51%
Operating Expenses:
Selling, General and Administrative Expenses	86,345	84,579	87,074
Loss on Impairment of Intangibles – License & Fixed Assets	428	—	—
Total Operating Expenses	86,773	84,579	87,074
Income from Operations	$26,211	$15,002	$27,266
Other Income (Expense)
Loss on Disposal of Property, Plant and Equipment	(212)	(84)	—
Gain on Deconsolidation	—	4,739	—
Gain (Loss) on Debt Extinguishment	2,947	(63)	(3,068)
Interest Expense, net	(14,207)	(13,562)	(14,237)
Other Income (Expense), net	1,263	(198)	(1,195)
Total Other Income (Expense), net	(10,209)	(9,168)	(18,500)
Income Before Provision for Income Taxes	$16,002	$5,834	$8,766
Provision for Income Tax Expense	(35,152)	(17,349)	(30,530)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(19,150)	$(11,515)	$(21,764)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
($ in thousands)	(Unaudited)
Cash and Cash Equivalents	$68,569	$87,796
Other Current Assets	302,787	269,713
Property, Plant and Equipment, net	511,212	537,964
Intangible Assets, net	700,515	734,005
Goodwill	247,600	246,230
Other Long-Term Assets	111,024	113,248
Total Assets	$1,941,707	$1,988,956

Total Current Liabilities	147,832	197,968
Total Long-Term Liabilities	868,420	840,169
Shareholders' Equity	927,232	952,174
Non-Controlling Interest	(1,777)	(1,355)
Total Liabilities and Shareholders' Equity	$1,941,707	$1,988,956

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,
($ in thousands)	June 30, 2025	March 31, 2025	June 30, 2024
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(19,150)	$(11,515)	$(21,764)
Interest Expense, net	14,207	13,562	14,237
Income Tax Expense	35,152	17,349	30,530
Depreciation and Amortization	31,488	31,791	35,733
EBITDA	$61,697	$51,187	$58,736

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,990	2,282	—
Employee Stock Compensation	250	648	680

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,365	1,269	2,570
Employee Stock Compensation	3,089	2,655	3,636

Acquisition Adjustments and Other Income & Expense, net	(2,238)	(3,643)	4,977

Adjusted EBITDA[1]	$66,153	$54,398	$70,599

Net Loss Margin	(9)%	(5)%	(10)%
Adjusted EBITDA Margin[1]	33%	26%	32%